EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Premiere Publishing Group, Inc.

We consent to the incorporation by reference in this Registration Statement of Premiere Publishing Group, Inc. on Form S-8 of our report, dated March 31, 2007, on our audit of the consolidated financial statements of Premiere Publishing Group, Inc. as of December 31, 2006 which appears in Annual Report Under Section 13 or 15(d) on Form 10-KSB. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Dated: November 9, 2007	/s/ E. Randall Gruber, CPA, P.C. E. RANDALL GRUBER, CPA, P.C.